Exhibit 99.1

SPAR Group Announces Financial Results for the Second Quarter Ended June 30, 2016

WHITE PLAINS, N.Y., August 15, 2016 (GLOBE NEWSWIRE) -- SPAR Group, Inc. (Nasdaq: SGRP), a leading supplier of retail merchandising and other marketing services throughout the United States and internationally, today announced financial results for the second quarter ended June 30, 2016.

Highlights for the three and six month periods ended June 30, 2016, as compared to the same periods in the prior year include:

●

Revenue for the second quarter of 2016 increased 1 percent to $29.7 million. Adjusting for the impact of foreign currency translation, revenue for the second quarter of 2016 increased $2.5 million, or 9 percent.

●	Net income attributable to SPAR Group for the second quarter of 2016 was $283,000, or $0.01 per diluted share, compared to $29,000, or $0.00 per diluted share, during the second quarter of 2015.

Financial Results by Geography (in 000's)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
Revenue:	2016	2015	Change	2016	2015	Change
International	$18,548	$18,362	1%	$35,407	$36,656	(3)%
Domestic	11,184	11,105	1%	20,936	22,077	(5)%
Total	$29,732	$29,467	1%	$56,343	$58,733	(4)%

	Three Months Ended June 30,		Six Months Ended June 30,
Net Income (loss):	2016	2015	2016	2015
International	$99	$(263)	$110	$(242)
Domestic	184	292	33	196
Total	$283	$29	$143	$(46)

Earnings Per Basic and Diluted share:
	$0.01	$0.00	$0.01	$(0.00)

“We saw solid improvements in both the international and domestic business units during this past quarter. Excluding the effect of foreign currency translation, our international business delivered double-digit organic revenue growth and a significant year-over-year increase in profitability. Revenue from our domestic business stabilized, showing modest improvement during the second quarter after several quarters of negative comparisons. Operating income comparisons for both the quarter and year-to-date periods showed improvement, driven by reductions in fixed operating expenses in both our international and domestic operations,” commented Chief Executive Officer, Jill Blanchard. “Our initiatives to strengthen the strategic nature of our customer relationships are improving our ability to retain, as well as add new business. These initiatives are resonating with our customers and as a result, our business development efforts are gaining momentum which we expect will continue to accelerate in the coming quarters. I am encouraged by second quarter’s performance and believe we have put in place the right strategic initiatives that will allow us to return to top-line growth and more consistent financial performance going forward.”

Margin Profile by Geography

Gross Margin:

	Three Months Ended June 30,		Basis Point	Six Months Ended June 30,		Basis Point
	2016	2015	Change	2016	2015	Change
International	19.5%	19.9%	(44)	19.8%	19.6%	15
Domestic	30.5%	31.6%	(109)	29.6%	31.2%	(161)
Total	23.6%	24.3%	(69)	23.4%	24.0%	(55)

Operating Income as a % of Sales:

	Three Months Ended June 30,		Basis Point	Six Months Ended June 30,		Basis Point
	2016	2015	Change	2016	2015	Change
International	2.3%	1.1%	119	2.5%	1.7%	81
Domestic	3.2%	2.9%	38	0.3%	1.1%	(80)
Total	2.6%	1.7%	88	1.7%	1.5%	21

International gross profit margin for the second quarter and six months ended June 30, 2016 was 19.5% and 19.8% compared to 19.9% and 19.6%, respectively, for the same periods last year. The gross margin change relative to the prior periods was primarily due to a mix of higher cost business in South Africa, Mexico and Japan, partially offset by a mix of lower cost margin business in China and Canada.

Domestic gross profit margin for the second quarter and six months ended June 30, 2016, was 30.5% and 29.6% compared to 31.6% and 31.2%, respectively, for the same periods in 2015. The decrease in gross profit margin was primarily due to continued pricing pressure and lower project and annuity work compared to the same period last year.

Operating income for the second quarter and six months ended June 30, 2016 increased 52% and 10% to $780,000 and $947,000 from $513,000 and $862,000, respectively, during the same periods last year primarily due to implemented SG&A cost savings.

International operating income for the second quarter and six months ended June 30, 2016 was $418,000 and $883,000, a 113 and 43 percent increase compared to $196,000 and $618,000, respectively, during the same periods in 2015. International operating profit benefited from continued operating expense management.

Domestic operating income for the second quarter and six months ended June 30, 2016 was $362,000 and $64,000, compared to $317,000 and $244,000 during the same periods in 2015. The increase in operating income for the second quarter compared to prior year was directly attributable to cost reduction efforts implemented in the prior period. The decrease in operating income for the six month period of 2016 was primarily due to decreased revenues and gross profit margins, partially offset by cost reduction efforts initiated in 2015.

Balance Sheet as of June 30, 2016

As of June 30, 2016, cash and cash equivalents totaled $5.0 million. Working capital was $15.7 million and current ratio was 2.1 to 1. Total current assets and total assets were $30.2 million and $45.1 million, respectively. Total current liabilities and total liabilities were $14.4 million and $20.7 million respectively, total equity was $24.4 million as of June 30, 2016.

Recorded Comments Available

Following the issuance of this release, the Company will provide recorded comments that can be accessed on the SPAR Group website under the "Investor Relations" section. http://investors.sparinc.com/releases.cfm

About SPAR Group

SPAR Group, Inc. is a diversified international merchandising and marketing services Company and provides a broad array of services worldwide to help companies improve their sales, operating efficiency and profits at retail locations. The Company provides merchandising and other marketing services to manufacturers, distributors and retailers worldwide, primarily in mass merchandiser, office supply, value, grocery, drug, independent, convenience, toy, home improvement and electronics stores, as well as providing furniture and other product assembly services, audit services, in-store events, technology services and marketing research. The Company has supplied these project and product services in the United States since certain of its predecessors were formed in 1979 and internationally since the Company acquired its first international subsidiary in Japan in May of 2001. Product services include restocking and adding new products, removing spoiled or outdated products, resetting categories "on the shelf" in accordance with client or store schematics, confirming and replacing shelf tags, setting new sale or promotional product displays and advertising, replenishing kiosks, providing in-store event staffing and providing assembly services in stores, homes and offices. Audit services include price audits, point of sale audits, out of stock audits, intercept surveys and planogram audits. Other merchandising services include whole store or departmental product sets or resets (including new store openings), new product launches, in-store demonstrations, special seasonal or promotional merchandising, focused product support and product recalls. The Company currently does business in 9 countries that encompass approximately 50% of the total world population through its operations in the United States, Canada, Japan, South Africa, India, China, Australia, Mexico and Turkey. For more information, please visit the SPAR Group's website at http://www.sparinc.com.

Forward-Looking Statements

This Press Release contains and the above referenced recorded comments will contain "forward-looking statements" made by SPAR Group, Inc. ("SGRP", and together with its subsidiaries, the "SPAR Group" or the "Company"), will be filed shortly in a Current Report on Form 8-K by SGRP with the Securities and Exchange Commission (the "SEC"). There also are "forward looking statements" contained in SGRP's Annual Report on Form 10-K for the year ended December 31, 2015 (the "Annual Report"), which was filed by SGRP with the SEC, SGRP's definitive Proxy Statement respecting its Annual Meeting of Stockholders to be held on May 19, 2016 (the "Proxy Statement"), which SGRP filed with the SEC on April 27, 2016, and SGRP's Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Annual Report and the Proxy Statement, each a "SEC Report"). "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, collectively, "Securities Laws").

The forward-looking statements made by the Company in this Press Release may include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company's corporate strategic objectives (growth, customer value, employee development, productivity & efficiency, and earnings per share), building upon the Company's strong foundation, leveraging compatible global opportunities, improving on the value we already deliver to customers, our growing client base, continuing balance sheet strength, customer contract expansion, growing revenues and becoming profitable through organic growth and acquisitions, attracting new business that will increase SPAR Group's revenues, improving product mix, continuing to maintain or reduce costs or consummating any transactions. The Company's forward-looking statements also include, in particular and without limitation, those made in "Business", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report. You can identify forward-looking statements in such information by the Company's use of terms such as "may", "will", "expect", "intend", "believe", "estimate", "anticipate", "continue" or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company's forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the Proxy Statement and the other applicable SEC Reports that could cause the Company's actual performance or condition (including its assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition) to differ materially from the performance or condition planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, "expectations") and described in the information in the Company's forward-looking and other statements, whether express or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties and other unpredictable factors (many of which are beyond the Company's control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company's expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in SGRP's Common Stock.

You should carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Company Contact:

James R. Segreto
Chief Financial Officer
SPAR Group, Inc.
(914) 332-4100

Investor Contact:

Dave Mossberg
Three Part Advisors
(817) 310-0051

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Loss)

 (In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net revenues	$29,732	$29,467	$56,343	$58,733
Cost of revenues	22,705	22,299	43,147	44,652
Gross profit	7,027	7,168	13,196	14,081

Selling, general and administrative expenses	5,763	6,179	11,277	12,275
Depreciation and amortization	484	476	972	944
Operating income	780	513	947	862

Interest expense	31	82	60	140
Other (income), net	(80)	(33)	(105)	(60)
Income before income tax expense	829	464	992	782

Income tax expense	226	200	231	351
Net income	603	264	761	431
Net income attributable to non-controlling interest	(320)	(235)	(618)	(477)
Net income (loss) attributable to SPAR Group, Inc.	$283	$29	$143	$(46)

Basic and diluted income per common share:	$0.01	$0.00	$0.01	$0.00

Weighted average common shares – basic	20,569	20,568	20,566	20,565

Weighted average common shares – diluted	21,328	21,572	21,331	20,565

Net income	$603	$264	$761	$431
Other comprehensive loss:
Foreign currency translation adjustments	(213)	(86)	(701)	(750)
Comprehensive income (loss)	390	178	60	(319)
Comprehensive (income) attributable to non-controlling interest	(320)	(235)	(618)	(477)
Comprehensive income (loss) attributable to SPAR Group, Inc.	$70	$(57)	$(558)	$(796)

SPAR Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30 31, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,027	$5,718
Accounts receivable, net	23,786	23,203
Deferred income taxes	491	529
Prepaid expenses and other current assets	861	661
Total current assets	30,165	30,111

Property and equipment, net	2,468	2,443
Goodwill	1,800	1,800
Intangible assets, net	2,286	2,551
Deferred income taxes	6,513	5,890
Other assets	1,871	611
Total assets	$45,103	$43,406

Liabilities and equity
Current liabilities:
Accounts payable	$3,401	$2,984
Accrued expenses and other current liabilities	6,780	7,082
Accrued expenses due to affiliates	491	78
Deferred income taxes	2,566	2,154
Customer deposits	679	503
Lines of credit and short-term loans	506	476
Total current liabilities	14,423	13,277
Long-term debt and other liabilities	6,322	5,731
Total liabilities	20,745	19,008

Equity:
SPAR Group, Inc. equity
Preferred stock, $.01 par value:
Authorized and available shares– 2,445,598
Issued and outstanding shares–
None – June 30, 2016 and December 31, 2015	–	–
Common stock, $.01 par value:
Authorized shares – 47,000,000
Issued shares – 20,680,717 – June 30, 2016 and December 31, 2015	207	207
Treasury stock, at cost 106,248 shares – June 30, 2016 and 119,695 shares – December 31, 2015	(149)	(169)
Additional paid-in capital	16,037	15,871
Accumulated other comprehensive loss	(3,570)	(2,869)
Retained earnings	5,805	5,662
Total SPAR Group, Inc. equity	18,330	18,702
Non-controlling interest	6,028	5,696
Total equity	24,358	24,398
Total liabilities and equity	$45,103	$43,406